Exhibit 99.1

Kandi Technologies Reports Full Year 2018 Financial Results

JINHUA, CHINA-- (March 15, 2019) - Kandi Technologies Group, Inc. (the “Company,” “we” or “Kandi”) (NASDAQ GS: KNDI), announced its financial results for the full year ended December 31, 2018 today.

Full Year 2018 Highlights

●	Total revenues were $112.4 million in 2018, an increase of 9.4% from total revenues of $102.8 million in 2017.

●	EV parts sales increased by 1.8% to $99.1 million in 2018, compared with EV parts sales of $97.4 million in 2017.

●	Off-road vehicles sales increased by 144.8% to $13.3 million in 2018, compared with off-road vehicles sales of $5.4 million in 2017.

●	Gross margin for the year ended December 31, 2018 was 18.0%, compared to 14.0% for the year ended December 31, 2017.

●	Kandi Electric Vehicles Group Co., Ltd. (the “JV Company”) sold 10,259 EV products in 2018, compared to 11,437 EV products sold in 2017, a decrease of 10.3%.

●	Income before income taxes in 2018 was $2.08 million, compared with loss before income taxes of $31.61 million in 2017.

●	GAAP net loss in 2018 was $5.7 million, or $0.11 loss per fully diluted share, compared with GAAP net loss of $28.3 million, or $0.59 loss per fully diluted share in 2017.

●	Non-GAAP adjusted net loss[1] which excludes stock award expenses and gain of changes in the fair value of contingent consideration, was $8.8 million in 2018, compared with non-GAAP adjusted net loss of $23.2 million in 2017. Non-GAAP adjusted loss per share[1] was approximately $0.17 per fully diluted share for the full year of 2018, compared with non-GAAP adjusted loss per share of $0.48 per fully diluted share for the full year of 2017.

●	Working capital surplus was $2.5 million as of December 31, 2018. Cash, cash equivalents and restricted cash totaled $22.4 million as of December 31, 2018.

1 Non-GAAP measures, including Non-GAAP net income and Non-GAAP EPS are defined as the financial measures excluding the change of fair value of contingent consideration and the effects of stock award expenses. We supply non-GAAP information because we believe it allows our investors to obtain a clearer understanding of our operations. Any non-GAAP measure should not be considered as a substitute for, and should only be read in conjunction with, measures of financial performance prepared in accordance with GAAP.

Mr. Hu Xiaoming, Chairman and Chief Executive Officer of Kandi, comments, “Kandi has experienced challenges over the past few years due to the confusion surrounding the reusable battery exchange model. However, Kandi has been working diligently to overcome the downturn and obstacles to resolve these issues. Early on in 2018, we prepared a three-year plan for 2018 through 2020 based on our company’s and the industry’s situation. 2018 was to be the year of survival, 2019 of revival, and 2020 will be the year of prosperity. Through our hard work in 2018, we rebuilt and refined our practices, and as a result, we are very pleased with our financial performance. In 2018, our total revenue was up 9.4% to $112 million; while pre-tax income was $2.1 million compared to a loss of $31.6 million in 2017. In 2019, we plan to continue this upwards momentum, and further refine our business model and execution plan to forge new opportunities moving forward in the following ways.”

“First, the management team hopes the JV Company to achieve its projected goals of producing and selling 20,000 EVs in 2019. Second, the Company is expecting to obtain the approval of its application for a manufacturing license from the Ministry of Industry and Information Technology to become an official EV manufacturing enterprise with “dual production licenses”. Third, following the U.S. National Highway Traffic Safety Administration’s (NHTSA) approval of certain Kandi EV models for importation and registration in the U.S., Kandi EV models are now eligible for up to $7,500 in federal tax credits in 2019 and 2020. To capitalize on the opportunity presented by the NHTSA’s approval, we are in the process of preparing a strategic sales plan for the debut of Kandi EV models in the American market later this year. Fourth, the car share program (or Micro Public Transportation) has been upgraded to an online ride-hailing business model in China, which is expected to open up a broader market for Kandi electric vehicles. Finally, the Company is evaluating for the optimal time to restructure the JV Company’s equity in order to unlock the shareholder value of the JV Company. We are dedicated in taking full advantage of the milestones we have reached thus far, achieving stronger business results in 2019, as well as maximizing our long-term shareholders’ investments.” Mr. Hu concluded.

Full Year 2018 Financial Results

Net Revenues and Gross Profit

	2018	2017	Y-o-Y%
Net Revenues (US$mln)	$112.4	$102.8	9.4%
Gross Profit (US$mln)	$20.2	$14.3	41.2%
Gross Margin	18.0%	14.0%	-

Net revenues for the full year 2018 increased 9.4% from 2017. The increase in net revenues was mainly due to an increase in sales of off-road vehicles in 2018. Gross margin for the full year 2018 increased to 18.0%, compared with 14.0% in 2017. The increase in the gross margin was mainly due to the higher gross margin from off-road vehicle sales of SC Autosports, a result of its effective procurement of inventories at discounted prices, as well as increased gross margin from sales of battery packs.

Operating Income (Loss)

	2018	2017	Y-o-Y%
Operating Expenses (US$mln)	$21.9	$40.4	-45.9%
Operating Loss (US$mln)	$(1.6)	$(26.1)	-93.7%
Operating Margin	-1.5%	-25.4%	-

Total operating expenses in 2018 were $21.9 million, compared with $40.4 million in 2017. The decrease in total operating expenses was due to largely decreased research and development expenses in 2018.

GAAP Net Loss

	2018	2017	Y-o-Y%
GAAP Net Loss (US$mln)	$(5.7)	$(28.3)	-79.9%
Loss per Weighted Average Common Share	$(0.11)	$(0.59)	-
Loss per Weighted Average Diluted Share	$(0.11)	$(0.59)	-

Non-GAAP Financial Measures

We make reference to certain non-GAAP financial measures, i.e., adjusted net income. Management believes that such adjusted financial results are useful for investors in evaluating our operating performance because they present a meaningful measure of corporate performance. See the non-GAAP reconciliation table below. Any non-GAAP measures should not be considered as a substitute for, and should only be read in conjunction with, measures of financial performance prepared in accordance with the GAAP.

Non-GAAP financial measure	2018	2017	Y-o-Y%
GAAP Net Loss (US$mln)	$(5.7)	$(28.3)	-79.9%
Stock award expenses (US$mln)	$0.29	$5.2	-94.4%
Change of the fair value of contingent consideration	$(3.4)	-	-
Non-GAAP net Loss (US$mln)	$(8.8)	($23.2)	-61.9%

Net loss in 2018 was $5.7 million, compared with net loss of $28.3 million in 2017. The decrease in net loss was primarily attributable to the increased gross profits, the decreased in R&D expenses and the increased government grand the Company received this year.

JV Company Financial Results

In the full year 2018, the JV Company sold 10,259 units of EV products in China.

The condensed financial income statement of the JV Company for the full year 2018 is as set forth below:

	2018	2017	Y-o-Y%
Net Revenues (US$mln)	$122.5	$192.7	-36.5%
Gross (Loss) Profit (US$mln)	$(17.7)	$3.6	-593.1%
Gross Margin	-14.5%	1.9%	-
Net Loss (US$mln)	$(36.3)	$(22.7)	60.1%
% of Net revenues	-29.7%	-11.8%	-

Kandi’s investments in the JV Company are accounted for under the equity method of accounting, as Kandi has a 50% ownership interest in the JV Company. As a result, Kandi recorded 50% of the JV Company’s loss for $18.2 million for the full year 2018. After eliminating intra-entity profits and losses, Kandi’s share of the after tax loss of the JV Company was $17.9 million for the full year 2018.

Full Year 2018 Conference Call Details

The Company has scheduled a conference call and live webcast to discuss the financial results at 8:00 AM (U.S. Eastern Time) on March 15, 2019 (8:00 PM Beijing Time on March 15, 2019). Mr. Hu Xiaoming, the Company’s Chief Executive Officer and Ms. Emily Zhu, the Company’s Interim Chief Financial Officer, will deliver prepared remarks, followed by a question and answer session.

The dial-in details for the conference call are as follows:

•	Toll-free dial-in number: +1-888-394-8218

•	International dial-in number: + 1-323-701-0225

•	Webcast and replay: http://public.viavid.com/index.php?id=133596

A live audio webcast of the call may also be accessed by visiting Kandi’s Investor Relations website at http://ir.kandivehicle.com. An archive of the webcast will be available on the Company’s website following the live call.

About Kandi Technologies Group, Inc.

Kandi Technologies Group, Inc. (KNDI), headquartered in Jinhua Economic Development Zone, Zhejiang Province, is engaged in the research, development, manufacturing, and sales of various vehicular products. Kandi conducts its primary business operations through its wholly-owned subsidiary, Zhejiang Kandi Vehicles Co., Ltd. (“Kandi Vehicles”), SC Autosports, LLC, the wholly-owned subsidiary of Kandi Vehicles, and Kandi Electric Vehicles Group Co., Ltd. (the “JV Company”). Kandi Vehicles has established itself as one of China’s leading manufacturers of pure electric vehicle parts and off-road vehicles.

In 2013, Kandi Vehicles and Geely Group, China’s leading automaker, jointly invested in the establishment of the JV Company in order to develop, manufacture and sell pure electric vehicle (“EV”) products. As of 2018, each party has invested RMB 1.045 billion in the JV Company, for a total investment of RMB 2.09 billion with each party (including Geely Group’s affiliate) holding a 50% stake in the JV Company. The JV Company has established itself as one of the driving forces in the development and the manufacturing of pure EV products in China.

More information about KNDI is available on the Company’s corporate website at http://www.kandivehicle.com. The Company routinely posts important information on its website.

Safe Harbor Statement

This press release contains certain statements that may include “forward-looking statements.” All statements other than statements of historical fact included herein are “forward-looking statements.” These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions, involving known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risk factors discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on the SEC’s website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Other than as required under the applicable securities laws, the Company does not assume a duty to update these forward-looking statements.

Follow us on Twitter: @ Kandi_Group

Company Contact:

Ms. Kewa Luo
Kandi Technologies Group, Inc.
Phone: 1-212-551-3610
Email: IR@kandigroup.com

- Tables Below -

KANDI TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31, 2018	December 31, 2017
Current assets
Cash and cash equivalents	$15,662,201	$4,891,808
Restricted cash	6,690,870	11,218,688
Accounts receivable (net of allowance for doubtful accounts of $120,010 and $133,930 as of December 31, 2018 and December 31, 2017, respectively)	34,274,728	34,397,858
Inventories (net of provision for slow moving inventory of $840,701 and $620,919 as of December 31, 2018 and December 31, 2017, respectively)	21,997,868	15,979,794
Notes receivable	72,712	-
Notes receivable from JV Company and related party	3,861,032	1,137,289
Other receivables	1,264,323	2,650,668
Prepayments and prepaid expense	11,136,408	6,536,839
Due from employees	1,001	7,070
Advances to suppliers	4,705,183	14,908,385
Amount due from JV Company, net	67,683,462	146,422,440
Amount due from related party	-	162,048
TOTAL CURRENT ASSETS	167,349,788	238,312,887

LONG-TERM ASSETS
Property, plant and equipment, net	82,045,923	12,000,971
Land use rights, net	11,749,728	12,666,047
Construction in progress	-	53,083,925
Deferred taxes assets	8,204	4,383,425
Long term investment	-	1,460,034
Investment in JV Company	128,929,893	70,681,013
Goodwill	28,552,215	322,591
Intangible assets	4,328,127	331,116
Advances to suppliers	-	21,592,918
Other long term assets	5,865,386	7,590,734
Amount due from JV Company, net	-	15,907,183
TOTAL Long-Term Assets	261,479,476	200,019,957

TOTAL ASSETS	$428,829,264	$438,332,844

CURRENT LIABILITIES
Accounts payables	$112,309,683	$111,595,540
Other payables and accrued expenses	4,251,487	6,556,209
Short-term loans	30,539,236	33,042,864
Customer deposits	94,408	205,544
Notes payable	12,787,619	28,075,945
Income tax payable	3,471,366	2,902,699
Due to employees	28,473	35,041
Deferred income	1,340,605	2,191,143
Total Current Liabilities	164,822,877	184,604,985

LONG-TERM LIABILITIES
Long term bank loans	28,794,136	30,737,547
Deferred taxes liabilities	1,711,343	-
Contingent liability	7,256,000	-
Other long-term liability	622,034	-
Total Long-Term Liabilities	38,383,513	30,737,547

TOTAL LIABILITIES	203,206,390	215,342,532

STOCKHOLDER’S EQUITY
Common stock, $0.001 par value; 100,000,000 shares authorized; 55,992,002 and 48,036,538 shares issued and 51,484,444 and 48,036,538 outstanding at December 31, 2018 and December 31,2017, respectively	51,484	48,037
Additional paid-in capital	254,989,657	233,055,348
Retained earnings (the restricted portion is $4,422,033 and $4,422,033 at December 31, 2018 and December 31, 2017, respectively)	(9,497,009)	(3,802,310)
Accumulated other comprehensive loss	(19,921,258)	(6,310,763)
TOTAL STOCKHOLDERS’ EQUITY	225,622,874	222,990,312

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$428,829,264	$438,332,844

KANDI TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME (LOSS) AND COMPREHENSIVE INCOME (LOSS)

FOR THE YEARS ENDED DECEMBER 31, 2018, 2017 AND 2016

	Year Ended
	December 31, 2018	December 31, 2017	December 31, 2016

REVENUES FROM UNRELATED PARTY, NET	$63,707,518	$9,853,410	$47,870,589
REVENUES FROM JV COMPANY AND RELATED PARTY, NET	48,731,310	92,952,211	81,621,424

REVENUES, NET	112,438,828	102,805,621	129,492,013

COST OF GOODS SOLD	(92,191,383)	(88,461,432)	(111,770,197)

GROSS PROFIT	20,247,445	14,344,189	17,721,816

OPERATING EXPENSES:
Research and development	(10,084,378)	(27,628,085)	(26,504,650)
Selling and marketing	(3,189,022)	(1,465,007)	(1,567,707)
General and administrative	(8,612,393)	(11,333,336)	(20,665,709)
Total Operating Expenses	(21,885,793)	(40,426,428)	(48,738,066)

LOSS FROM OPERATIONS	(1,638,348)	(26,082,239)	(31,016,250)

OTHER INCOME (EXPENSE):
Interest income	1,324,812	2,269,844	2,961,153
Interest expense	(1,871,851)	(2,280,286)	(1,831,667)
Change in fair value of financial instruments	-	-	3,823,590
Change in fair value of contingent consideration	3,405,864	-	-
Government grants	17,787,445	5,913,554	25,913,540
Share of loss after tax of JV	(17,888,706)	(11,555,302)	(7,307,510)
Other income, net	956,839	123,925	1,627,933
Total other income (expense), net	3,714,403	(5,528,265)	25,187,039

INCOME (LOSS) BEFORE INCOME TAXES	2,076,055	(31,610,504)	(5,829,211)

INCOME TAX (EXPENSE) BENEFIT	(7,770,754)	3,263,030	(681,546)

NET LOSS	(5,694,699)	(28,347,474)	(6,510,757)

OTHER COMPREHENSIVE (LOSS) INCOME
Foreign currency translation	(13,610,495)	13,846,110	(15,415,223)

COMPREHENSIVE LOSS	$(19,305,194)	$(14,501,364)	$(21,925,980)

WEIGHTED AVERAGE SHARES OUTSTANDING BASIC	51,188,647	47,943,830	47,447,665
WEIGHTED AVERAGE SHARES OUTSTANDING DILUTED	51,188,647	47,943,830	47,447,665

NET LOSS PER SHARE, BASIC	$(0.11)	$(0.59)	$(0.14)
NET LOSS PER SHARE, DILUTED	$(0.11)	$(0.59)	$(0.14)

KANDI TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOW

FOR THE YEARS ENDED DECEMBER 31, 2018, 2017 AND 2016

	Year Ended
	December 31, 2018	December 31, 2017	December 31, 2016

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(5,694,699)	$(28,347,474)	$(6,510,757)
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	4,326,296	4,777,992	4,863,277
Assets impairments	263,185	170,506	(40,142)
Allowance for doubtful accounts	(213,809)	128,972	-
Deferred taxes	4,815,774	(5,448,015)	3,651,362
Change in fair value of financial instruments	-	-	(3,823,590)
Share of loss after tax of JV Company	17,888,706	11,555,302	7,307,510
Reserve for fixed assets	(52,744)	451,503	-
Change in fair value of contingent consideration	(3,405,864)	-	-
Stock compensation cost	285,609	5,191,307	14,913,212

Changes in operating assets and liabilities, net of effects of acquisition:
(Increase) Decrease In:
Accounts receivable	(57,503,289)	(5,821,522)	(40,962,889)
Deferred taxes assets	375	-	-
Notes receivable	483,778	-	1,383,605.00
Notes receivable from JV Company and related party	6,231,669	8,068,968	-
Inventories	(5,243,388)	(3,311,357)	4,952,792
Other receivables and other assets	(31,373,831)	(1,243,552)	(43,650,395)
Due from employee	1,045	10,127	41,529
Advances to supplier and prepayments and prepaid expenses	(5,386,448)	23,107,334	(9,209,955)
Advances to suppliers-long term	-	(5,941,692)	-
Amount due from JV Company	(95,442,739)	(53,622,842)	(111,996,250)
Amount due from JV Company-Longterm	15,907,183	(15,907,183)	-
Due from related party	159,405	10,622,123	28,715,113

Increase (Decrease) In:
Accounts payable	137,390,139	66,784,385	112,150,789
Other payables and accrued liabilities	60,736,669	1,914,293	(3,790,859)
Notes payable	(30,542,040)	(13,297,993)	(8,480,858)
Customer deposits	(104,047)	155,100	(48,312)
Income tax payable	822,422	1,221,012	1,008,274
Deferred income	(761,736)	(4,431,765)	-
Net cash provided by (used in) operating activities	$13,587,621	$(3,214,471)	(49,526,543)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment, net	(582,872)	(760,253)	(275,801)
Purchases of land use rights and other intangible assets	(103,871)	(416,361)	(3,388)
Acquisition of Jinhua An Kao (net of cash received)	(3,555,766)	-	-
Acquisition of SC Autosports	486,954	-	-
Purchases of construction in progress	(418,755)	(702,719)	(6,001,664)
Reimbursement of capitalize interests for construction in progress	1,790,652	-	-
Repayment of notes receivable	-	-	10,335,807
Long Term Investment	1,436,217	-	-
Short term investment	-	4,587,971	(3,088,327)
Net cash (used in) provided by investing activities	$(947,441)	$2,708,638	966,627

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term bank loans	32,503,855	32,263,794	65,912,237
Repayments of short-term bank loans	(33,259,759)	(35,667,772)	(35,815,325)
Repayments of long-term bank loans	(302,361)	-	-
Proceeds from notes payable	54,348,577	22,270,028	12,038,765
Repayment of notes payable	(58,588,036)	(28,680,591)	-
Warrant exercise	-	-	434,666
Net cash (used in) provided by financing activities	$(5,297,724)	$(9,814,541)	42,570,343

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	7,342,456	(10,320,374)	(5,989,573)
Effect of exchange rate changes on cash	(1,099,881)	1,237,572	(1,727,697)
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AT BEGINNING OF YEAR	16,110,496	25,193,298	32,910,568

CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	22,353,071	16,110,496	25,193,298

SUPPLEMENTARY CASH FLOW INFORMATION
Income taxes paid	2,056,670	1,448,523	2,598,846
Interest paid	1,708,766	1,625,240	1,671,372

SUPPLEMENTAL NON-CASH DISCLOSURES:
Construction in progress transferred to Property, Plant and equipment	74,118,229	-	-
Long term and short term Advances to suppliers transferred to Construction in progress	31,301,325	18,848,586	-
Purchase of construction in progress by accounts payable	-	3,756,605	4,191,246
Advances to suppliers-long term adjusted for other payable	-	1,065,100	-
Settlement of due from JV Company and related parties with notes receivable from related parties	86,461,386	53,565,297	43,707,157
Settlement of accounts receivables with notes receivable from unrelated parties	60,543,404	5,868,902	15,052,339
Settlement of other receivables with notes receivable from related parties	34,015,662	-	-
Assignment of notes receivable from unrelated parties to supplier to settle accounts payable	31,347,383	5,868,902	14,509,390
Assignment of notes receivable from JV Company and related parties to supplier to settle accounts payable	77,107,835	44,812,574	44,846,561
Assignment of notes receivable from unrelated parties to supplier to settle other payable	28,636,652	-	-
Assignment of notes receivable from JV Company and related parties to supplier to settle other payable	34,242,433	-	-
Settlement of accounts payable with notes payables	31,039,932	31,533,939	8,146,783
Acquisition of Jinhua An Kao by stock	20,718,859	-	-
Acquisition of SC Autosports by stock	756,664	-	-
Replacement of notes payables with accounts payable	10,582,651	-	-
Amount due from JV Company converted to investment in JV Company	82,393,493	-	-
Reversal of construction in progress and accounts payable	8,029,198	-	-
Construction in progress transferred back to prepayments	-	-	35,035,762
Reclassification of overpaid accounts payable to advances to suppliers	16,826	-	-
Deferred tax changed to other comprehensive income	-	78,967	-